Exhibit 24.1

ATHERSYS, INC.

REGISTRATION STATEMENT

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Athersys, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Gil Van Bokkelen, William Lehmann, Jr. and Laura K. Campbell, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain equity securities of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 15th day of December, 2015.

/s/ Gil Van Bokkelen Gil Van Bokkelen Chief Executive Officer and Chairman of the Board of Directors	/s/ Lee E. Babiss Lee E. Babiss Director

/s/ Laura K. Campbell Laura K. Campbell	/s/ Kenneth H. Traub Kenneth H. Traub
Vice President of Finance	Director

/s/ John J. Harrington John J. Harrington	/s/ Jack L. Wyszomierski Jack L. Wyszomierski
Executive Vice President, Chief Scientific Officer and Director	Director

/s/ Lorin J. Randall Lorin J. Randall	/s/ Ismail Kola Ismail Kola
Director	Director

/s/ William Lehmann, Jr. William Lehmann, Jr.
President and Chief Operating Officer